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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the reference to our Firm under the heading "Independent registered public accounting firm" in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Enhanced Equity Income Fund II on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-120421) and under the Investment Company Act of 1940, as amended (Registration No. 811 -21670).

/s/ Deloitte & Touche LLP
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Boston, Massachusetts
December 20, 2004